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                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT, dated as of the 1st day of April, 1996, between DANSKIN, INC., a Delaware corporation with offices at 111 West 40th Street, New York, NY 10018 (hereinafter called the "Employer") and EDWIN W. DEAN, who resides at 170 East 78th Street, New York, NY 10021 (hereinafter called the "Employee").

                                   WITNESSETH:

         WHEREAS, the Employee has heretofore served as the Vice Chairman of the Board of Directors of the Employer, and as its General Counsel and Secretary, and the Employer desires to continue to employ him in such capacities.

         NOW, THEREFORE, in consideration of the premises, the covenants contained herein, and other good and valuable consideration, the Employer and Employee hereby agree as follows:

                                    ARTICLE I

                           EMPLOYMENT OF THE EMPLOYEE

         1.01 Employment and Terms. The Employer hereby employs the Employee and the Employee hereby accepts employment with the Employer upon the terms and conditions hereinafter set forth for a period commencing as of the 1st day of April, 1996, and continuing thereafter until terminated by the parties under the terms and conditions set forth in the Agreement.

         1.02 Position. The Employee is employed to be and serve as Vice Chairman of the Board of Directors of the Employer and as its General Counsel and Secretary, reporting to the Chief Executive Officer and to the Chairman of the Board, and shall serve on the Employer's Board of Directors.

                                   ARTICLE II

                             DUTIES OF THE EMPLOYEE

         2.01 Primary Duty. The primary duty of the Employee shall be to manage the Employer's general legal affairs, including its contracts, litigation matters, and intellectual property, and to serve as the corporate Secretary. The Employee shall devote his best efforts and substantially all of his working time and attention to the affairs of the Employer.

         2.02 Other Duties. In addition to the Employee's primary duties, he shall also perform such other work commensurate with his position that may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer or the Chairman of the Board.

                                   ARTICLE III

                                  COMPENSATION

         3.01 Annual Base Salary. As base compensation for services to be rendered by the Employee to the Employer, the Employee shall receive an annual base salary at the annual rate of $260,000 through June 30, 1996, and $150,000, thereafter, payable in accordance with the Employer's normal executive payroll practices. On January 2, 1997, and on each anniversary of that date during the term of this Agreement, the Employee's annual base salary shall be adjusted by the Chief Executive Officer and approved by the Compensation Committee of the Board of Directors (hereafter the "Compensation Committee"). The annual base salary established by the Chief Executive Officer and the Compensation Committee on any such anniversary date shall not be less than $150,000, and the amount in effect from time to time is hereafter referred to as the "Annual Base Salary".


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         3.02      Other Compensation and Benefits.

         (a) As further compensation for services rendered the Employee shall receive an annual bonus, the amount of which shall be established by the Chief Executive Officer and approved by the Compensation Committee by not later than the date of each annual meeting of the stockholders of the Employer.

         (b) During the term of this Agreement, and for such continuing period provided in Article 4.02, the Employee shall continue to be eligible to participate in all Danskin, Inc. benefit plans which are generally available to the employees of the Employer under the terms and conditions of those plans (which may be changed from time-to-time at the Employer's sole discretion). The Employee shall also be eligible for such additional benefits as may be established for the Employee from time-to-time by the Chief Executive Officer and approved by the Compensation Committee. The Employee shall, during the terms of the Agreement, continue to receive at least four weeks of paid vacation each calendar year and the holidays which are regularly granted salaried employees.

         (c) The Employee is authorized to incur reasonable business expenses for promoting the business of the Employer, including expenditures for entertainment, gifts and travel. Upon presentation of appropriate receipts or vouchers, the Employer will reimburse the Employee from time-to-time for all such reasonable business expenses.

                                    ARTICLE 4

                                   TERMINATION

         4.01 Termination of Employment. The parties intend that the Employee shall serve at the pleasure of the Board of Directors and that he shall be compensated appropriately for his services, as provided in this Agreement. The parties also recognize that it is in their mutual interest to provide the Employee with appropriate financial security in the event the Employer decides to terminate his employment for reasons other than "for cause", as that term is defined in this Agreement, or if he resigns his employment following a "change in control", as defined herein.

         4.02 Compensation and Benefits upon Termination Not for Cause or Resignation Following a Change of Control.

         (a) In the event the Employee is terminated for any reason other than "for cause", or in the event the Employee resigns his employment following a "change in control", the Employee shall receive the following compensation and benefits:

         i) For the 24 month period commencing with the effective date of such termination or of such resignation, as the case may be, compensation at an annual rate equal to the Employee's Annual Base Salary in effect on such date, plus his annual bonus, if any, for the fiscal year prior to the year in which such termination or resignation occurs, payable in accordance with the Employer's normal executive payroll practices.

         ii) For the 24 month period commencing with the effective date of such termination or of such resignation, as the case may be, continuing coverage for the Employee and his family if such coverage is applicable, under all employee benefit plans and programs, including but not limited to health plans, life insurance coverage, disability insurance and retirement plans, (the Employee shall not be entitled to any benefits or payments under the Employer's severance pay plan) in which the Employee was participating on the effective date of such termination or resignation ( any changes in those plans adopted by the Employer following the effective date of such termination or resignation which are generally applicable to the Employer's salaried employees shall not be applicable to the Employee). In the event that the Employee's participation in any such plan is barred, the Employer shall arrange to provide the Employee with benefits substantially comparable to those provided under such plan.

         iii) Any granted, but unvested, stock options shall vest immediately.


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         iv) The Employee  shall  receive a pro rata share of any bonus  payable under any bonus plan in effect during the fiscal year in which the such termination or resignation occurs. The bonus calculated under any such plan shall be multiplied by a fraction, the numerator of which is the number of days the Employee was employed by the employer during that fiscal year and the denominator of which is 365. The Employee shall not be entitled to any further bonus payments for fiscal years following the fiscal year in which such termination or resignation occurs.

         v) The Employer shall provide the Employee with outplacement services with the provider of his choice at a cost not to exceed 20% of his Annual Base Salary.

         (b) In the event the Employee is terminated without "cause" or resigns following a "change of control", he may, but shall have no obligation to, seek other suitable employment, consistent with his obligations under Article 6 (Non-Compete). After the first anniversary of the effective date of such termination or resignation, the Employer's obligation to pay the Employee's Annual Base Salary following such termination or resignation, shall be reduced by the amount of the compensation which is paid from such employment. Medical insurance benefits to which the Employee becomes entitled by virtue of such employment during the 24 month period shall be coordinated with the benefits that the Employer is required to provide under this Article, with the benefits provided by the new employer as the primary coverage and the benefits provided by the Employer pursuant to this Article, the secondary coverage.

         4.03 Termination for Cause, Resignation Not Following A Change of Control, and Death of the Employee.

         (a) If during the term of this Agreement the Employee is terminated for "cause" as defined herein, if he resigns other than following a "change of control" as set forth in this Agreement, or if he dies, the Employer shall be relieved of any obligations to the Employee hereunder except for its obligation to provide any vested benefits under any employee benefit or retirement plan and to make payments earned by the Employee under Articles 3.01 and 3.02 but not paid by the Employer as of the effective date of such termination or resignation, or as of the date of the Employee's death.

         (b) As used herein, the term for "cause" shall mean: (1) conviction of a crime involving misappropriation of any funds or property of the Employer; (2) commission of fraud or embezzlement; or (3) any act of dishonesty relating to the Employee's employment resulting or intended to result in direct or indirect personal gain or enrichment at the expense of the Employer.

         (c) For purposes of this Agreement, a "resignation following a change of control" occurs when, within 12 months following a "change of control", the Employee determines in good faith that his business objectives and philosophy are incompatible with those of the Employer and such incompatibility is likely to interfere with the performance of the Employee's duties hereunde, and, within that 12 month period, the employee by written notice to the Employee resigns his employment with the Employer.

         (d) A "change of control" shall mean the occurrence of any of the following events:

         i) Three or more members of the Board of Directors are replaced by different Directors within any fiscal year; or

         ii) All or substantially all of the assets, outstanding voting securities or other capital interest of the Employer are sold or transferred to another corporation or entity, or the Employer is merged, consolidated or reorganized into or with another corporation or entity, with the result that, upon conclusion of any such transaction, less than a majority of the outstanding voting securities of the surviving or resulting corporation or entity are owned, directly or indirectly, by those persons who were the stockholders of the Employer immediately prior to the consummation of the transaction; or

         iii) There is a statement filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange
         Act"),  disclosing  that any  person (as the term  "person"  is used in
         Section 13 (d) (3) and section 14(d)(2) of the Exchange Act) has become the beneficial owner of securities representing 50% or more of the combined voting power of the then outstanding

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         voting securities of the Employer, or such statements would be required to be filed if or the Employer were subject to provisions of Section 13
         (d) or Section  14(d); or

         iv) Disclosure is made by the Employer to the Securities and Exchange Commission pursuant to Item 1 of form 8-K under the Exchange Act, Item 6(e) of Schedule 14A under the Exchange Act, Item 403(c) of Regulations 5-K (or any successor schedule form or report or Item therein) or otherwise that a change in control of the Employer has or may have occurred, or will or may occur in the future, pursuant to any then-existing contract or transaction, or such disclosure would be required to be made by the Employer pursuant to such Items if the Employer were subject to such provisions.

         4.04 Long Term Disability. Notwithstanding any provision in this Agreement to the contrary, in the event that during the term of this Agreement the Employee shall become disabled (ie: he cannot perform the essential functions or his job with or without reasonable accommodation) for a period of six consecutive months, either the Employer or the Employee shall have the option at any time after such six month period to terminate his employment under this Agreement, provided that at the time of notice of such termination the Employee continues to be disabled. In such event, the Employer shall pay to the Employee the compensation and benefits provided in Article 4.02, less the aggregate amount of all income disability benefits which he may receive by reason of: (1) any group insurance plan; (2) any applicable compulsory state disability law; (3) the Federal Social Security Act; (4) any applicable workers' compensation law or similar law; and (5) any plan to which the Employer has contributed, such as group accident or health policies. If requested by the Employer, the Employee shall have the basis for his incapacity certified to by a licensed physician.

                                    ARTICLE 5

                                 NON-DISCLOSURE

         5.01 Confidentiality. In consideration of the employment of the Employee by the Employer under this Agreement, the Employee agrees that, without prior written consent of the Employer, he will not at any time either during the term of his employment hereunder or for a period of two years following the date of termination of his employment hereunder, reveal any of the strategic plans, financial information or customer lists (present or prospective) of the Employer, or any parent, subsidiary or affiliate of the Employer, to any person, firm or corporation, except to the extent that such plans, information or lists are publicly available or that disclosure is compelled by process of law.

                                    ARTICLE 6

                                   NON-COMPETE

         6.01 Agreement Not to Compete. In consideration of the employment of the Employee by the Employer under this Agreement, the Employee agrees that without the prior written consent of the Employer, he will not at any time either (a) during the period of 12 months following the date of termination or resignation pursuant to Article 4.02 hereof, or (b) during the period of 24 months following the date of termination or resignation pursuant to Article 4.03, enter into the employ of, render services or advice to, or engage in or become proprietor, partner or five percent or greater stockholder of any business anywhere in the world which competes with the Employer in the activewear or hosiery business; provided in all events, that if under the circumstances existing at the time of the enforcement of any provision of this Article, the period, scope or area shall be held unreasonable, the parties agree that the maximum period, scope or area reasonable under the circumstances shall be substituted for the stated period, scope or area. The Employee agrees that the remedies for any breach of any provision of this Article would be inadequate and that the Employer shall be entitled to injunctive relief to enforce any of the provisions of this Article; provided, however, that nothing herein shall be construed as prohibiting the Employer from pursuing any other available remedy for any such breach or threatened breach, including the recovery of damages.

                                    ARTICLE 7

                               GENERAL PROVISIONS


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         7.01 Notices.  Any notices to be given hereunder by either party to the other may be affected either by personal delivery in writing or by mail, registered or certified, postage pre-paid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing below, but each party may change its address by written notice in accordance with this Paragraph 7.01. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three (3) days after mailing. Notices shall be sent:

                  To Employer:      DANSKIN, Inc.
                                    111 West 40th Street
                                    New York, NY 10018
                                    Attn: Chief Executive Officer

                  To Employee:      Edwin W. Dean
                                    170 East 78th Street
                                    New York, NY 10021

         7.02 Inclusion of Entire Agreement Herein. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Employee by the Eemployer and contains all of the covenants and agreements between the parties with respect to such employment.

         7.03 Law Governing Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to such State's conflict of laws principles.

         7.04 Assignments. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors of the Employer and shall be assigned by the Employer to any person or corporation which succeeds to all or substantially all of the assets of the Employer. In the event any corporation or person succeeds to all or substantially all of the assets of the Employer, whether by way of merger, consolidation, sale or otherwise, Employer shall assign this Agreement and delegate Employer's obligations hereunder to such corporation or person, who shall assume and timely and faithfully perform such obligations, and Employer shall remain fully liable for its obligations hereunder. In the event of any such assignment and delegation any and all references to the "Employer" shall be deemed to mean and include Danskin, Inc. and such successor corporation or person.

         7.05 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original but which together shall constitute one and the same instrument.

         7.06 Certain Tax Consequences. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Employer to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this section 7.07) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that, after payment by the Employee of all taxes (including any interest and penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed on the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. All determinations required to be made under this section 7.07, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Goldstein, Golub & Kessler, Inc. or such other certified public accounting firm as may be designated by the Employee (the "Accounting Firm") which shall provide detailed supporting calculations both to the Employer and to the Employee within fifteen business days of the receipt of notice from the Employee that there has been a Payment, or such earlier time as is requested by the Employer. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Employee shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall them be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Employer. Any

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Gross-Up Payment, as determined pursuant to  this  Section  7.07,  shall be paid by the Employer to the Employee within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Employer and the Employee.

         7.07 Full Settlement. The Employer's, obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Employer may have against the Employee or others. The Employer agrees to pay, to the full extent permitted by law, as and when incurred, all legal fees and expenses which the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Employer or others of the validity or enforceability of, or liability (other than tax liabilities) under, any provision of this Agreement or any guarantee of performance thereof, plus in each case interest at the applicable Federal rate provided for in Section 7872(f) (2) of the Internal Revenue Code of 1986, as amended.



                                    ARTICLE 8

                                 INDEMNIFICATION

         8.01     Indemnification.

         (a) In the event the Employee is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that Employee is or was performing services under this Agreement, then the Employer shall indemnify Employee, to the maximum extent permissable under applicable law, against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith. In the event that both Employee and the Employer are made a party to the same third-party action, complaint, suit or proceeding, the Employer agrees to engage competent legal representation, and Employee agrees to use the same represenation, provided that if counsel selected by the Employer shall have a conflict of interest that prevents such counsel from representing the Employee, Employee may engage separate counsel, and the Employer shall pay all attorney's fees of such separate counsel. Further, while Employee is expected at all time to use his best efforts to faithfully discharge his duties under this Agreement, Employee cannot be held liable to the Employer for errors or omissions made in good faith where Employee has not performed criminal and fraudulent acts which materially damage the business of the Employer.

         (b) The Employer further agrees to advance funds to Employee, prior to the final disposition of any claim, action, suit, proceeding or investigation for which Employee is entitled to indemnification hereunder, in payment or reimbursement of any and all expenses (including, without limitation, the fees and expenses of counsel) reasonably incurred by Employee in connection with any such claim, action, suit, proceeding or investigation upon receipt and approval by the Employer (which approval shall not be unreasonably witheld or delayed) of an itemized statement with respect to such expenses.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            DANSKIN, INC.


                                            By:__________________________
                                               Howard D. Cooley
                                               Chairman of the Board

                                               __________________________
                                               Mary Ann Domuracki
                                               Chief Executive Officer


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                                               __________________________
                                               Edwin W. Dean











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